Exhibit 99

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FIRST QUARTER RESULTS

BETHESDA, MD – April 22, 2010 – Marriott International, Inc. (NYSE:MAR) today reported first quarter 2010 results, exceeding its revenue per available room (REVPAR) and diluted earnings per share (EPS) expectations.

FIRST QUARTER 2010 RESULTS

First quarter 2010 net income totaled $83 million, a 5 percent decline compared to first quarter 2009 adjusted net income. Diluted EPS totaled $0.22, down $0.02 from adjusted diluted EPS in the year-ago quarter. On February 11, 2010, the company forecasted first quarter diluted EPS of $0.15 to $0.21.

Reported net income was $83 million in the first quarter of 2010 compared to a reported net loss of $23 million in the year-ago quarter. Reported diluted EPS was $0.22 in the first quarter of 2010 compared to reported diluted losses per share of $0.06 in the first quarter of 2009.

Adjusted results for the 2009 first quarter exclude $129 million pretax ($84 million after-tax and $0.24 per diluted share) of restructuring costs and other charges and $26 million of non-cash charges ($0.07 per diluted share) in the provision for income taxes.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “In the first quarter we welcomed increasing numbers of business guests to our hotels as travelers got back to work in most markets around the world. Corporate roomnights for the Marriott Hotels & Resort brand in North America rose 16 percent in the first quarter as business demand strengthened dramatically. At the same time, leisure demand remained solid as vacationers continued to find memorable holiday experiences and good values. While first quarter room rates were generally lower than last year, as occupancy levels continue to improve, we see higher room rates on the horizon. In fact, we anticipate that North American systemwide REVPAR will increase by 3 to 6 percent for the full year 2010 with higher room rates by year end. International demand trends are even stronger. We expect REVPAR outside North America will increase 4 to 7 percent on a constant dollar basis in 2010 reflecting strong demand in Europe, South America and Asia.

Over 8,000 new rooms joined our system during the first quarter including the JW Marriott Los Angeles L.A. LIVE, the JW Marriott San Antonio Hill Country Resort and Spa, and the Shanghai Marriott Hotel Changfeng Park, our 47th hotel in China. We also launched our newest brand, The Autograph Collection, with two new properties, Casa Monica Hotel in St. Augustine Florida and the Grand Bohemian Hotel in Asheville, North Carolina.

With stronger demand and meaningful unit growth, fee revenue and earnings per share exceeded our expectations. 2010 is shaping up to be a good year.”

REVPAR for the company’s worldwide comparable company-operated properties was flat (a 1.0 percent decline using constant dollars) in the 2010 first quarter and REVPAR for the company’s worldwide comparable systemwide properties declined 0.7 percent (a 1.3 percent decline using constant dollars).

International comparable company-operated REVPAR rose 5.8 percent (a 1.5 percent increase using constant dollars), including a 4.5 percent decline in average daily rate (a 8.3 percent decline using constant dollars) in the first quarter of 2010.

In North America, comparable company-operated REVPAR declined 1.9 percent in the first quarter of 2010. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) was down 1.2 percent with a 7.8 percent decline in average daily rate.

Marriott added 44 new properties (8,361 rooms) to its worldwide lodging portfolio in the 2010 first quarter and seven properties (1,146 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,457 properties and timeshare resorts for a total of over 603,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 95,000 rooms in more than 600 hotels at quarter-end.

MARRIOTT REVENUES totaled over $2.6 billion in the 2010 first quarter compared to approximately $2.5 billion for the first quarter of 2009. Base management and franchise fees rose 1 percent to $216 million reflecting fees from new hotels offset by slightly lower REVPAR. First quarter incentive management fees declined 7 percent to $40 million. In the first quarter, 23 percent of company-managed hotels earned incentive management fees compared to 25 percent in the year-ago quarter. Approximately 60 percent of incentive management fees came from hotels outside North America in the 2010 quarter compared to 54 percent in the 2009 quarter.

Worldwide comparable company-operated house profit margins declined 110 basis points in the first quarter reflecting increasing occupancy and declining rate partially offset by efficiency improvements at the property level. House profit margins for comparable company-operated properties outside North America increased 40 basis points and North American comparable company-operated house profit margins declined 180 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined $1 million in the 2010 first quarter, to $12 million, primarily reflecting the impact of lower operating results in owned and leased hotels partially offset by $4 million of termination fees.

First quarter adjusted Timeshare segment contract sales increased 10 percent to $172 million excluding an $8 million allowance for fractional and residential contract cancellations recorded in the quarter. In the prior year’s quarter, adjusted Timeshare segment contract sales totaled $157 million excluding a $28 million allowance for contract cancellations.

In the first quarter, timeshare sales and services revenue totaled $285 million and, net of expenses, totaled $50 million for the quarter. Adjusting for restructuring and other charges, as well as the impact of consolidation of securitized loans as if such consolidation had occurred at the beginning of 2009, first quarter 2009 timeshare sales and services revenue would have totaled $254 million and, net of direct expenses, would have totaled $25 million. These adjustments for the 2009 quarter are shown on page A-14.

Timeshare development revenue, net of expense, benefited from stronger demand, higher closing efficiency, favorable reportability and lower marketing and sales costs.

Timeshare segment results include Timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings (losses), noncontrolling interest, interest expense and general, administrative and other expenses associated with the timeshare business. Timeshare segment results for the 2010 first quarter, shown on page A-6, totaled $25 million, including $14 million of interest expense related to the consolidation of securitized Timeshare notes. On February 11, 2010, the company provided Timeshare segment guidance of $30 million to $40 million, excluding interest expense associated with securitized Timeshare notes.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2010 first quarter increased 1 percent to $138 million, compared to adjusted expenses of $136 million in the year-ago quarter. The 2010 first quarter benefited from $6 million in guarantee reserve reversals and $4 million of lower receivable reserves partially offset by higher legal expenses of $3 million. The 2009 first quarter benefited from $8 million of incentive compensation and other accrual reversals and a $5 million favorable impact associated with deferred compensation.

GAINS AND OTHER INCOME totaled $1 million primarily reflecting gains on the sale of real estate. The prior year’s first quarter gains and other income totaled $25 million and included a $21 million gain on the extinguishment of debt, $3 million of gains on the sale of real estate and other income and $1 million of preferred returns from joint venture investments.

INTEREST EXPENSE increased $16 million to $45 million in the first quarter primarily due to $14 million of interest expense related to the consolidation of debt associated with securitized Timeshare notes, lower capitalized interest and interest associated with deferred compensation partially offset by lower debt balances and interest rates. Adjusting for the impact of consolidation of securitized loans as if such consolidation had occurred at the beginning of 2009, first quarter 2009 interest expense would have totaled $45 million, flat with 2010 first quarter interest expense.

EQUITY IN (LOSSES) EARNINGS totaled an $11 million loss in the quarter compared to a $3 million adjusted loss in the year-ago quarter. The $8 million decline primarily reflected a $4 million increase in cancellation reserves at one Timeshare joint venture and impairment charges of $3 million associated with two investments.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

EBITDA totaled $221 million in the 2010 first quarter. In the 2009 first quarter, adjusted EBITDA totaled $215 million. If the consolidation of securitized timeshare notes had occurred at the beginning of 2009, adjusted EBITDA in 2009 would have totaled $235 million.

BALANCE SHEET

At the end of the first quarter 2010, total debt was $3,269 million and cash balances totaled $118 million, compared to $2,298 million in debt and $115 million of cash at year-end 2009. The increase in debt included $1,043 million of debt associated with securitized Timeshare mortgage notes now required to be consolidated, as noted below. At the end of the first quarter 2010, Marriott had borrowings of $396 million outstanding under its $2.4 billion bank revolver.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 373.3 million in the 2010 first quarter compared to weighted average fully diluted shares outstanding of 360.5 million used to calculate adjusted diluted EPS in the year-ago quarter.

The remaining share repurchase authorization, as of March 26, 2010, totaled 21.3 million shares. No share repurchases are planned for 2010.

IMPACT OF ACCOUNTING CHANGES

The company adopted ASU Nos. 2009-16 and 2009-17 (formerly referred to as FAS 166 and 167) at the beginning of 2010, which required consolidation of entities associated with securitized Timeshare notes and impacts the ongoing accounting for those notes. With the consolidation of the existing portfolio of securitized loans on the first day of fiscal 2010, assets increased by $970 million, liabilities increased by $1,116 million, and shareholders’ equity decreased by $146 million. No change in net cash flow is anticipated as a result of the accounting changes. If the consolidation had occurred at the beginning of 2009, first quarter 2009 adjusted revenue would have increased to $2,540 million, first quarter 2009 adjusted EBITDA would have increased to $235 million, first quarter 2009 interest expense would have increased to $45 million and first quarter 2009 adjusted pretax income would have increased to $141 million. See the tables on pages A-14, A-15, A-16, A-17 and A-18 of the accompanying schedules for 2009 quarterly and full year Timeshare segment results adjusted as if the accounting changes had been made on the first day of fiscal 2009.

SECOND QUARTER 2010 OUTLOOK

For the second quarter, the company assumes comparable systemwide REVPAR on a constant dollar basis will increase 4 to 6 percent in North America, 8 to 10 percent outside North America and 5 to 7 percent worldwide.

In the 2010 second quarter, the company assumes Timeshare contract sales will total $175 million to $185 million and Timeshare sales and services revenue, net of direct expenses, will total approximately $40 million to $45 million. With these assumptions, Timeshare segment results for the second quarter, including interest expense associated with securitized notes, are expected to total $20 million to $25 million.

FULL YEAR 2010 OUTLOOK

For the full year 2010, the company assumes comparable systemwide REVPAR on a constant dollar basis will increase 3 to 6 percent in North America, 4 to 7 percent outside North America and 3 to 6 percent worldwide.

The company expects to open 25,000 to 30,000 rooms in 2010 as most hotels expected to open are already under construction or undergoing conversion from other brands.

The company continues to estimate that, on a full-year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $10 million to $15 million pretax and owned, leased, corporate housing and other revenue, net of direct expense, by roughly $4 million pretax.

For its timeshare business, the company assumes 2010 timeshare contract sales will be slightly higher than 2009 levels. For 2010, Timeshare sales and services revenue, net of direct expenses, is expected to total $185 million to $195 million. Timeshare segment results for 2010, including interest expense associated with previously securitized notes, is expected to total $95 million to $105 million.

The company expects its 2010 general, administrative and other expenses to total $650 million to $660 million reflecting higher incentive compensation.

	Second Quarter 2010	Full Year 2010
Total fee revenue	$275 million to $285 million	$1,145 million to $1,175 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $25 million	$75 million to $80 million

Timeshare sales and services revenue, net of direct expenses	$40 million to $45 million	$185 million to $195 million

General, administrative and other expenses	Approx $150 million	$650 million to $660 million

Operating income	$190 million to $205 million	$745 million to $800 million

Gains and other income	$0 to $5 million	Approx $15 million

Net interest expense[1]	Approx $40 million	$165 million to $170 million

Equity in earnings (losses)	Approx $0 million	Approx $30 million

Earnings per share	$0.25 to $0.29	$0.95 to $1.05

Tax rate	36 percent	36 percent

[1]	Net of interest income

Based upon the assumptions above, full year 2010 EBITDA is expected to total $985 million to $1,040 million. Assuming the investment spending levels below, adjusted total debt is expected to decline $400 million to $500 million by year end 2010.

The company expects investment spending in 2010 will total approximately $500 million, including capital expenditures totaling $150 million to $200 million, of which maintenance capital spending is expected to total $50 million. Investment spending will also include new mezzanine financing and mortgage loans, contract acquisition costs, and equity and other investments. The investment in net timeshare development is not included above as the company expects cost of goods sold in the timeshare business will exceed timeshare inventory spending in 2010.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, April 22, 2010 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until April 22, 2011.

The telephone dial-in number for the conference call is 719-325-2122. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, April 22, 2010 until 8 p.m. ET, Thursday, April 29, 2010. To access the replay, call 719-457-0820. The reservation number for the recording is 7418222.

Definitions

All references to net income or net loss, unless otherwise noted, reflect net income or net loss attributable to Marriott. All references to EPS or diluted losses per share, unless otherwise noted, reflect EPS or diluted losses per share attributable to Marriott shareholders.

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expected cost savings, investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the continuation and pace of the economic recovery; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent annual or quarterly report on Form 10-K or Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,400 lodging properties in 70 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, The Autograph Collection, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott brands; licenses and manages whole-ownership residential brands, including The Ritz-Carlton Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 137,000 employees at 2009 year-end. It is recognized by FORTUNE® as one of the best companies to work for, and by Newsweek as one of the greenest big companies in America. In fiscal year 2009, Marriott International reported sales from continuing operations of nearly $11 billion. For more information or reservations, please visit our web site at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

Marriott International, Inc.

Press Release Schedules

Quarter 1, 2010

Table of Contents

Consolidated Statements of Income	A-1

Total Lodging Products	A-3

Key Lodging Statistics	A-4

Timeshare Segment	A-6

EBITDA	A-7

Total Debt	A-8

First Quarter 2009 Revenue, Interest Expense and Income Before Income Taxes As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-9

First Quarter 2009 EBITDA As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-10

2009 EBITDA As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009 and Forecasted 2010	A-11

Second Quarter 2009 General, Administrative, and Other Expenses Excluding Restructuring Costs and Other Charges	A-12

Timeshare Inventory As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-13

2009 Timeshare Segment As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-14

Non-GAAP Financial Measures	A-19

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

			Adjustments
	As Reported 12 Weeks Ended March 26, 2010	As Reported 12 Weeks Ended March 27, 2009	Restructuring Costs & Other Charges	Certain Tax Items	As Adjusted 12 Weeks Ended March 27, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009

REVENUES
Base management fees	$125	$125	$—	$—	$125	—
Franchise fees	91	88	—	—	88	3
Incentive management fees	40	43	—	—	43	(7)
Owned, leased, corporate housing and other revenue [1]	229	220	—	—	220	4
Timeshare sales and services (including net note sale losses of $1 for the twelve weeks ended March 27, 2009) [2]	285	209	17	—	226	26
Cost reimbursements [3]	1,860	1,810	—	—	1,810	3

Total Revenues	2,630	2,495	17	—	2,512	5

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	217	207	—	—	207	(5)
Timeshare - direct	235	220	1	—	221	(6)
Reimbursed costs	1,860	1,810	—	—	1,810	(3)
Restructuring costs	—	2	(2)	—	—	—
General, administrative and other [5]	138	216	(80)	—	136	(1)

Total Expenses	2,450	2,455	(81)	—	2,374	(3)

OPERATING INCOME	180	40	98	—	138	30

Gains and other income (including gain on debt extinguishment of $21 for the twelve weeks ended March 27, 2009) [6]	1	25	—	—	25	(96)
Interest expense	(45)	(29)	—	—	(29)	(55)
Interest income	4	6	—	—	6	(33)
Equity in (losses) earnings [7]	(11)	(34)	31	—	(3)	(267)

INCOME BEFORE INCOME TAXES	129	8	129	—	137	(6)

Provision for income taxes	(46)	(33)	(45)	26	(52)	12

NET INCOME / (LOSS)	83	(25)	84	26	85	(2)

Add: Net losses attributable to noncontrolling interests, net of tax	—	2	—	—	2	(100)

NET INCOME / (LOSS) ATTRIBUTABLE TO MARRIOTT	$83	$(23)	$84	$26	$87	(5)

EARNINGS / (LOSSES) PER SHARE - Basic [8]
Earnings / (losses) per share attributable to Marriott shareholders [9]	$0.23	$(0.06)	$0.24	$0.07	$0.25	(8)

EARNINGS / (LOSSES) PER SHARE - Diluted[8]
Earnings / (losses) per share attributable to Marriott shareholders [9]	$0.22	$(0.06)	$0.24	$0.07	$0.24	(8)

Basic Shares [8]	359.4	354.4	354.4	354.4	354.4
Diluted Shares [8,10]	373.3	354.4	354.4	354.4	360.5

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use. See page A-2 for footnote references.

[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on: the sale of real estate; note sales or repayments (except timeshare note securitizations); the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.
[7]	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
[8]	–	2009 share numbers and per share amounts have been retroactively adjusted to reflect the stock dividends with distribution dates of July 30, 2009, September 3, 2009 and December 3, 2009.
[9]	–	Earnings / (Losses) per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.
[10]	–	Basic and fully diluted weighted average common shares outstanding used to calculate earnings per share from continuing operations for the periods in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	March 26, 2010	March 27, 2009	vs. March 27, 2009	March 26, 2010	March 27, 2009	vs. March 27, 2009
Domestic Full-Service
Marriott Hotels & Resorts	356	349	7	142,282	138,931	3,351
Renaissance Hotels	79	76	3	28,914	28,047	867
Autograph	2	—	2	242	—	242
Domestic Limited-Service
Courtyard	775	738	37	108,858	103,042	5,816
Fairfield Inn & Suites	632	574	58	56,948	51,052	5,896
SpringHill Suites	260	217	43	30,484	25,128	5,356
Residence Inn	588	558	30	70,723	66,730	3,993
TownePlace Suites	187	166	21	18,759	16,643	2,116
International
Marriott Hotels & Resorts	194	185	9	59,641	55,740	3,901
Renaissance Hotels	66	66	—	21,992	22,536	(544)
Courtyard	93	83	10	18,185	16,222	1,963
Fairfield Inn & Suites	9	9	—	1,109	1,109	—
SpringHill Suites	1	1	—	124	124	—
Residence Inn	17	16	1	2,418	2,389	29
Marriott Executive Apartments	23	21	2	3,903	3,337	566
Luxury
The Ritz-Carlton - Domestic	40	37	3	12,120	11,652	468
The Ritz-Carlton - International	34	34	—	10,171	10,477	(306)
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	26	24	2	2,669	2,539	130
The Ritz-Carlton Serviced Apartments	3	3	—	458	478	(20)
Timeshare [2]
Marriott Vacation Club [3]	53	51	2	11,874	11,803	71
The Ritz-Carlton Destination Club	9	10	(1)	464	456	8
The Ritz-Carlton Residences	4	3	1	238	149	89
Grand Residences by Marriott - Fractional	2	2	—	248	241	7
Grand Residences by Marriott - Residential	2	2	—	68	91	(23)

Sub Total Timeshare	70	68	2	12,892	12,740	152

Total	3,457	3,227	230	603,009	569,033	33,976

Number of Timeshare Interval, Fractional and Residential Resorts

	Total Properties [2]	Properties in Active Sales [4]
100% Company-Developed
Marriott Vacation Club [3]	53	30
The Ritz-Carlton Destination Club and Residences	9	8
Grand Residences by Marriott and Residences	4	4
Joint Ventures
The Ritz-Carlton Destination Club and Residences	4	4

Total	70	46

[1]	Total Lodging Products excludes the 1,781 and 2,157 corporate housing rental units as of March 26, 2010 and March 27, 2009, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Two Months Ended February 28, 2010 and February 28, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$145.17	-3.0%	73.4%	4.0% pts.	$197.68	-8.3%
Continental Europe	$90.47	1.5%	57.2%	4.8% pts.	$158.20	-7.0%
United Kingdom	$103.06	6.0%	66.4%	4.4% pts.	$155.19	-1.1%
Middle East & Africa	$92.29	-11.6%	67.6%	1.5% pts.	$136.58	-13.6%
Asia Pacific[2]	$72.52	15.8%	60.2%	12.5% pts.	$120.42	-8.3%
Regional Composite[3]	$96.54	2.1%	63.6%	6.4% pts.	$151.73	-8.3%
International Luxury[4]	$188.74	-0.7%	58.5%	3.6% pts.	$322.47	-6.8%
Total International[5]	$106.72	1.5%	63.1%	6.1% pts.	$169.23	-8.3%
Worldwide[6]	$94.13	-1.0%	64.1%	4.6% pts.	$146.86	-8.1%

Comparable Systemwide International Properties1

	Two Months Ended February 28, 2010 and February 28, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$120.01	1.8%	67.4%	6.4% pts.	$178.11	-7.9%
Continental Europe	$87.50	0.4%	56.1%	4.8% pts.	$156.03	-8.1%
United Kingdom	$101.29	5.6%	65.6%	4.3% pts.	$154.36	-1.2%
Middle East & Africa	$92.29	-11.6%	67.6%	1.5% pts.	$136.58	-13.6%
Asia Pacific[2]	$76.86	8.2%	60.8%	10.6% pts.	$126.47	-10.6%
Regional Composite[3]	$93.73	1.6%	62.3%	6.3% pts.	$150.52	-8.6%
International Luxury[4]	$188.74	-0.7%	58.5%	3.6% pts.	$322.47	-6.8%
Total International[5]	$102.35	1.2%	61.9%	6.0% pts.	$165.25	-8.7%
Worldwide[6]	$78.93	-1.3%	62.9%	3.6% pts.	$125.48	-6.9%

[1]

We report International results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for January through February. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the two calendar months ended February 28, 2010 and February 28, 2009, and North American statistics for the twelve weeks ended March 26, 2010 and March 27, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Twelve Weeks Ended March 26, 2010 and March 27, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$101.05	-1.2%	66.2%	4.4% pts.	$152.59	-7.7%
Renaissance Hotels	$96.04	-4.6%	63.9%	3.3% pts.	$150.21	-9.6%
Composite North American Full-Service[2]	$100.12	-1.8%	65.8%	4.2% pts.	$152.16	-8.0%
The Ritz-Carlton[3]	$193.68	2.5%	64.2%	6.8% pts.	$301.74	-8.4%
Composite North American Full-Service & Luxury[4]	$107.58	-1.2%	65.7%	4.4% pts.	$163.82	-7.8%
Residence Inn	$78.90	-0.9%	69.4%	5.3% pts.	$113.69	-8.4%
Courtyard	$64.74	-4.1%	60.3%	3.6% pts.	$107.29	-9.9%
TownePlace Suites	$43.32	-11.2%	58.0%	1.0% pts.	$74.67	-12.7%
SpringHill Suites	$58.16	-2.3%	59.8%	4.0% pts.	$97.22	-8.9%
Composite North American Limited-Service[5]	$66.83	-3.3%	62.7%	3.9% pts.	$106.64	-9.3%
Composite - All[6]	$90.36	-1.9%	64.4%	4.2% pts.	$140.30	-8.2%

Comparable Systemwide North American Properties1

	Twelve Weeks Ended March 26, 2010 and March 27, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$89.79	-1.0%	63.5%	3.9% pts.	$141.50	-7.1%
Renaissance Hotels	$87.78	-2.2%	63.6%	4.7% pts.	$138.12	-9.5%
Composite North American Full-Service[2]	$89.43	-1.2%	63.5%	4.1% pts.	$140.90	-7.6%
The Ritz-Carlton[3]	$193.68	2.5%	64.2%	6.8% pts.	$301.74	-8.4%
Composite North American Full-Service & Luxury[4]	$94.31	-0.9%	63.5%	4.2% pts.	$148.52	-7.4%
Residence Inn	$78.22	-0.8%	70.6%	4.3% pts.	$110.80	-6.8%
Courtyard	$66.99	-2.9%	61.4%	2.4% pts.	$109.16	-6.7%
Fairfield Inn & Suites	$46.59	-3.9%	56.4%	0.9% pts.	$82.66	-5.4%
TownePlace Suites	$49.27	-4.5%	61.3%	3.4% pts.	$80.33	-9.7%
SpringHill Suites	$58.95	-4.4%	61.1%	2.6% pts.	$96.55	-8.5%
Composite North American Limited-Service[5]	$64.15	-2.6%	62.8%	2.7% pts.	$102.22	-6.7%
Composite - All[6]	$75.63	-1.8%	63.0%	3.3% pts.	$119.96	-6.8%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for January through February.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	As Reported 12 Weeks Ended March 26, 2010	As Reported 12 Weeks Ended March 27, 2009	Adjustments		As Adjusted 12 Weeks Ended March 27, 2009**	Percent Better/ (Worse) 2010 vs. Adjusted 2009
			Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base fees revenue	$11	$10	$—	$—	$10	10
Sales and services revenue
Development	147	121	4	—	125	18
Services	83	70	—	—	70	19
Financing revenue
Interest income - non-securitized notes	9	13	—	—	13	(31)
Interest income - securitized notes	36	—	—	—	—	*
Other financing revenue [1]	5	—	13	—	13	(62)

Total financing revenue	50	13	13	—	26	92
Other revenue	5	5	—	—	5	—

Total sales and services revenue	285	209	17	—	226	26
Cost reimbursements	62	58	—	—	58	7

Segment revenues	$358	$277	$17	$—	$294	22

Segment Results
Base fees revenue	$11	$10	$—	$—	$10	10
Timeshare sales and services, net	50	(11)	16	—	5	900
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	—	(1)	1	—	—	—
General, administrative and other expense	(17)	(17)	—	—	(17)	—
Gains and other income	—	—	—	—	—	—
Joint venture equity earnings	(5)	(1)	1	—	—	*
Interest expense	(14)	—	—	—	—	*
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	—	3	—	—	3	(100)

Segment results	$25	$(17)	$18	$—	$1	2,400

Contract Sales
Company:
Timeshare	$151	$138	$—	$—	$138	9
Fractional	8	10	—	—	10	(20)
Residential	4	(5)	4	—	(1)	(500)

Total company	163	143	4	—	147	11
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	1	13	(3)	—	10	(90)
Residential	—	(27)	27	—	—	—

Total joint ventures	1	(14)	24	—	10	(90)

Total contract sales [2]	$164	$129	$28	$—	$157	4

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	As Reported 12 Weeks Ended March 27, 2009 and As Adjusted 12 Weeks Ended March 27, 2009 include gain/(loss) on notes sold of ($1) million and ($1) million, respectively.
[2]

As Reported 12 Weeks Ended March 26, 2010 includes fractional and residential contract cancellation allowances of ($4) million and ($4) million, respectively. Gross contract sales for the 2010 first quarter were $172 million before the contract cancellation reserves of $8 million.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

($ in millions)

	Fiscal Year 2010
	First Quarter
Net Income attributable to Marriott	$83
Interest expense	45
Tax provision	46
Tax provision, noncontrolling interest	—
Depreciation and amortization	39
Less: Depreciation reimbursed by third-party owners	(3)
Interest expense from unconsolidated joint ventures	5
Depreciation and amortization from unconsolidated joint ventures	6

EBITDA **	221

Increase over 2009 Adjusted EBITDA	3%

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income / (Loss) attributable to Marriott	$(23)	$37	$(466)	$106	$(346)
Interest expense	29	28	27	34	118
Tax provision	33	44	(210)	68	(65)
Tax provision, noncontrolling interest	1	2	1	—	4
Depreciation and amortization	39	42	43	61	185
Less: Depreciation reimbursed by third-party owners	(2)	(2)	(2)	(3)	(9)
Interest expense from unconsolidated joint ventures	3	6	4	6	19
Depreciation and amortization from unconsolidated joint ventures	6	6	6	9	27

EBITDA **	86	163	(597)	281	(67)

Restructuring costs and other charges
Severance	2	10	4	5	21
Facilities exit costs	—	22	5	2	29
Development cancellations	—	1	—	—	1

Total restructuring costs	2	33	9	7	51

Impairment of investments and other, net of prior year reserves	68	3	1	11	83
Reserves for loan losses	42	1	—	—	43
Contract cancellation allowances	4	1	1	3	9
Residual interests valuation	13	12	(3)	(2)	20
System development write-off	—	7	—	—	7

Total other charges	127	24	(1)	12	162

Total restructuring costs and other charges	129	57	8	19	213

Timeshare strategy - impairment charges
Operating impairments	—	—	614	—	614
Non-operating impairments	—	—	138	—	138

Total timeshare strategy - impairment charges	—	—	752	—	752

Adjusted EBITDA **	$215	$220	$163	$300	$898

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Total Debt

($ in millions)

	Balance at End of 2010 First Quarter	Balance at Year-End 2009	Better/ (Worse) Change
Total debt	$3,269	$2,298	$(971)
Less the impact of ASU Nos. 2009-16 and 2009-17	(1,043)	—	1,043

Adjusted total debt** (a)	$2,226	$2,298	$72

	Range		Range
	Estimated Balance	Estimated Balance	As Compared to Balance at Year-End 2009
	Year-End 2010 (b)	Year-End 2010 (c)	Better/(Worse) Change (b)	Better/(Worse) Change (c)
Total debt	$2,854	$2,754	$(556)	$(456)
Less the impact of ASU Nos. 2009-16 and 2009-17	(956)	(956)	956	956

Adjusted total debt** (a)	$1,898	$1,798	$400	$500

(a)	Excludes the impact of the update to ASU Nos. 2009-16 and 2009-17.
(b)	Assumes $400 debt repayment in 2010.
(c)	Assumes $500 debt repayment in 2010.
**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Revenue, Interest Expense and Income Before Income Taxes

As Adjusted Had ASU Nos. 2009-16 and 2009-17 (Formerly Referred to as FAS 166 & 167) Been Adopted on January 3, 2009

First Quarter 2009

($ in millions)

	First Quarter 2009 As Reported	First Quarter 2009 Restructuring Costs and Other Charges	First Quarter 2009 As Adjusted For Restructuring Costs and Other Charges**	ASU Nos. 2009-16 and 2009-17 Adjustments	First Quarter 2009 As Adjusted For ASU Nos. 2009-16 and 2009-17**
Revenue	$2,495	$17	$2,512	$28	$2,540

Interest Expense	$(29)	$—	$(29)	$(16)	$(45)

Income Before Income Taxes	$8	$129	$137	$4	$141

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

As Adjusted Had ASU Nos. 2009-16 and 2009-17 (Formerly Referred to as FAS 166 & 167) Been Adopted on January 3, 2009

First Quarter 2009

($ in millions)

	First Quarter 2009	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 First Quarter 2009**
Net (Loss) / Income attributable to Marriott	$(23)	$2	$(21)
Interest expense	29	16	45
Tax provision	33	2	35
Tax provision, noncontrolling interest	1	—	1
Depreciation and amortization	39	—	39
Less: Depreciation reimbursed by third-party owners	(2)	—	(2)
Interest expense from unconsolidated joint ventures	3	—	3
Depreciation and amortization from unconsolidated joint ventures	6	—	6

EBITDA **	86	20	106

Restructuring costs and other charges
Severance	2	—	2
Facilities exit costs	—	—	—
Development cancellations	—	—	—

Total restructuring costs	2	—	2

Impairment of investments and other, net of prior year reserves	68	—	68
Reserves for loan losses	42	—	42
Contract cancellation allowances	4	—	4
Residual interests valuation	13	—	13
System development write-off	—	—	—

Total other charges	127	—	127

Total restructuring costs and other charges	129	—	129

Timeshare strategy - impairment charges
Operating impairments	—	—	—
Non-operating impairments	—	—	—

Total timeshare strategy - impairment charges	—	—	—

Adjusted EBITDA **	$215	$20	$235

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

2009 As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009 and Forecasted 2010

($ in millions)

				Range
	2009 Fiscal Year	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 Fiscal Year 2009**	Estimated EBITDA Full Year 2010
Net (Loss) / Income attributable to Marriott	$(346)	$(1)	$(347)	$358	$397
Interest expense	118	77	195	195	190
Tax provision	(65)	—	(65)	202	223
Tax provision, noncontrolling interest	4	—	4	—	—
Depreciation and amortization	185	—	185	185	185
Less: Depreciation reimbursed by third-party owners	(9)	—	(9)	(10)	(10)
Interest expense from unconsolidated joint ventures	19	—	19	25	25
Depreciation and amortization from unconsolidated joint ventures	27	—	27	30	30

EBITDA **	(67)	76	9	985	1,040

Restructuring costs and other charges
Severance	21	—	21	—	—
Facilities exit costs	29	—	29	—	—
Development cancellations	1	—	1	—	—

Total restructuring costs	51	—	51	—	—

Impairment of investments and other, net of prior year reserves	83	—	83	—	—
Reserves for loan losses	43	—	43	—	—
Contract cancellation allowances	9	—	9	—	—
Residual interests valuation	20	—	20	—	—
System development write-off	7	—	7	—	—

Total other charges	162	—	162	—	—

Total restructuring costs and other charges	213	—	213	—	—

Timeshare strategy - impairment charges
Operating impairments	614	—	614	—	—
Non-operating impairments	138	—	138	—	—

Total timeshare strategy - impairment charges	752	—	752	—	—

Adjusted EBITDA **	$898	$76	$974	$985	$1,040

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Second Quarter 2009 General, Administrative, and Other Expenses

Excluding Restructuring Costs and Other Charges

($ in millions)

	Estimated Second Quarter 2010	Second Quarter 2009	Percent Better/(Worse) Estimated Second Quarter 2010 vs. Second Quarter 2009
General, administrative and other expenses	$150	$146
Less: Restructuring costs and other charges	—	(10)

General, administrative and other expenses excluding restructuring costs and other charges**	$150	$136	-10%

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Timeshare Inventory

As Adjusted Had ASU Nos. 2009-16 and 2009-17 (Formerly Referred to as FAS 166 & 167) Been Adopted on January 3, 2009

($ in millions)

	Balance at End of 2010 First Quarter	As Reported Balance at Year-End 2009	Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 Balance at Year-End 2009** 1
			ASU Nos. 2009-16 And 2009-17 Adjustments
Finished goods [2]	$797	$721	$100	$821
Work-in-process	168	198	—	198
Land and infrastructure	520	507	—	507

Total inventory	$1,485	$1,426	$100	$1,526

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	As Adjusted had ASU Nos. 2009-16 and 2009-17 (formerly referred to as FAS 166 & 167) been adopted on January 3, 2009.
[2]

Includes completed inventory as well as an estimate of inventory we expect to acquire when we foreclose on defaulted notes. The estimate of inventory we expect to acquire when we foreclose on defaulted notes for As Adjusted 2009 and As Reported 2010 include securitized and non-securitized notes, and As Reported 2009 includes non-securitized notes.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 3, 2009

FIRST QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended March 27, 2009	Adjustments		As Adjusted 12 Weeks Ended March 27, 2009**	ASU Nos. 2009-16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended March 27, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base fees revenue	$10	$—	$—	$10	$—	$10
Sales and services revenue
Development	121	4	—	125	2	127
Services	70	—	—	70	—	70
Financing revenue
Interest income - non-securitized notes	13	—	—	13	—	13
Interest income - securitized notes	—	—	—	—	35	35
Other financing revenue	—	13	—	13	(8)	5

Total financing revenue	13	13	—	26	27	53
Other revenue	5	—	—	5	(1)	4

Total sales and services revenue	209	17	—	226	28	254
Cost reimbursements	58	—	—	58	—	58

Segment revenues	$277	$17	$—	$294	$28	$322

Segment Results
Base fees revenue	$10	$—	$—	$10	$—	$10
Timeshare sales and services, net	(11)	16	—	5	20	25
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	(1)	1	—	—	—	—
General, administrative and other expense	(17)	—	—	(17)	—	(17)
Gains and other income	—	—	—	—	—	—
Joint venture equity earnings	(1)	1	—	—	—	—
Interest expense	—	—	—	—	(16)	(16)
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	3	—	—	3	—	3

Segment results	$(17)	$18	$—	$1	$4	$5

Contract Sales
Company:
Timeshare	$138	$—	$—	$138	$—	$138
Fractional	10	—	—	10	—	10
Residential	(5)	4	—	(1)	—	(1)

Total company	143	4	—	147	—	147
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	13	(3)	—	10	—	10
Residential	(27)	27	—	—	—	—

Total joint ventures	(14)	24	—	10	—	10

Total contract sales, including joint ventures	$129	$28	$—	$157	$—	$157

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$(1)	$—	$—	$(1)	$1	$—

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 3, 2009

SECOND QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended June 19, 2009	Adjustments		As Adjusted 12 Weeks Ended June 19, 2009**	ASU Nos. 2009 -16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended June 19, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base fees revenue	$11	$—	$—	$11	$—	$11
Sales and services revenue
Development	182	—	—	182	6	188
Services	80	—	—	80	—	80
Financing revenue
Interest income - non-securitized notes	10	—	—	10	—	10
Interest income - securitized notes	—	—	—	—	38	38
Other financing revenue	4	12	—	16	(8)	8

Total financing revenue	14	12	—	26	30	56
Other revenue	7	—	—	7	—	7

Total sales and services revenue	283	12	—	295	36	331
Cost reimbursements	61	—	—	61	—	61

Segment revenues	$355	$12	$—	$367	$36	$403

Segment Results
Base fees revenue	$11	$—	$—	$11	$—	$11
Timeshare sales and services, net	4	12	—	16	32	48
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	(30)	30	—	—	—	—
General, administrative and other expense	(23)	7	—	(16)	—	(16)
Gains and other income	—	—	—	—	—	—
Joint venture equity earnings	(1)	1	—	—	—	—
Interest expense	—	—	—	—	(18)	(18)
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	4	—	—	4	—	4

Segment results	$(35)	$50	$—	$15	$14	$29

Contract Sales
Company:
Timeshare	$200	$—	$—	$200	$—	$200
Fractional	8	1	—	9	—	9
Residential	2	—	—	2	—	2

Total company	210	1	—	211	—	211
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(18)	19	—	1	—	1
Residential	17	(17)	—	—	—	—

Total joint ventures	(1)	2	—	1	—	1

Total contract sales, including joint ventures	$209	$3	$—	$212	$—	$212

Gain /(Loss) on Notes Sold
Gain / (loss) on notes sold	$—	$—	$—	$—	$—	$—

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 3, 2009

THIRD QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended September 11, 2009	Adjustments		As Adjusted 12 Weeks Ended September 11, 2009**	ASU Nos. 2009- 16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended September 11, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base fees revenue	$11	$—	$—	$11	$—	$11
Sales and services revenue
Development	138	—	—	138	11	149
Services	82	—	—	82	—	82
Financing revenue
Interest income - non-securitized notes	11	—	—	11	—	11
Interest income - securitized notes	—	—	—	—	36	36
Other financing revenue	16	(3)	—	13	(8)	5

Total financing revenue	27	(3)	—	24	28	52
Other revenue	7	—	—	7	—	7

Total sales and services revenue	254	(3)	—	251	39	290
Cost reimbursements	65	—	—	65	—	65

Segment revenues	$330	$(3)	$—	$327	$39	$366

Segment Results
Base fees revenue	$11	$—	$—	$11	$—	$11
Timeshare sales and services, net	16	(3)	—	13	32	45
Timeshare strategy - impairment charges	(614)	—	614	—	—	—
Restructuring costs	(7)	7	—	—	—	—
General, administrative and other expense	(17)	—	—	(17)	—	(17)
Gains and other income	1	—	—	1	—	1
Joint venture equity earnings	(4)	1	—	(3)	—	(3)
Interest expense	—	—	—	—	(17)	(17)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	4	—	—	4	—	4

Segment results	$(681)	$5	$685	$9	$15	$24

Contract Sales
Company:
Timeshare	$164	$—	$—	$164	$—	$164
Fractional	7	—	—	7	—	7
Residential	2	—	—	2	—	2

Total company	173	—	—	173	—	173
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(4)	7	—	3	—	3
Residential	(17)	17	—	—	—	—

Total joint ventures	(21)	24	—	3	—	3

Total contract sales, including joint ventures	$152	$24	$—	$176	$—	$176

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$—	$—	$—	$—	$—	$—

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 3, 2009

FOURTH QUARTER 2009

($ in millions)

	As Reported 16 Weeks Ended January 1, 2010	Adjustments		As Adjusted 16 Weeks Ended January 1, 2010**	ASU Nos. 2009 -16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 16 Weeks Ended January 1, 2010**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base fees revenue	$15	$—	$—	$15	$—	$15
Sales and services revenue
Development	185	—	—	185	4	189
Services	98	—	—	98	—	98
Financing revenue
Interest income - non-securitized notes	12	—	—	12	—	12
Interest income - securitized notes	—	—	—	—	49	49
Other financing revenue	64	(2)	—	62	(55)	7

Total financing revenue	76	(2)	—	74	(6)	68
Other revenue	18	—	—	18	—	18

Total sales and services revenue	377	(2)	—	375	(2)	373
Cost reimbursements	85	—	—	85	—	85

Segment revenues	$477	$(2)	$—	$475	$(2)	$473

Segment Results
Base fees revenue	$15	$—	$—	$15	$—	$15
Timeshare sales and services, net	74	(2)	—	72	(8)	64
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	(7)	7	—	—	—	—
General, administrative and other expense	(23)	—	—	(23)	—	(23)
Gains and other income	1	—	—	1	—	1
Joint venture equity earnings	(6)	3	—	(3)	—	(3)
Interest expense	—	—	—	—	(26)	(26)
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	—	—	—	—	—	—

Segment results	$54	$8	$—	$62	$(34)	$28

Contract Sales
Company:
Timeshare	$183	$—	$—	$183	$—	$183
Fractional	3	3	—	6	—	6
Residential	9	—	—	9	—	9

Total company	195	3	—	198	—	198
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(12)	17	—	5	—	5
Residential	(8)	8	—	—	—	—

Total joint ventures	(20)	25	—	5	—	5

Total contract sales, including joint ventures	$175	$28	$—	$203	$—	$203

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$38	$—	$—	$38	$(38)	$—

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN

ADOPTED ON JANUARY 3, 2009

FULL YEAR 2009

($ in millions)

	As Reported 52 Weeks Ended January 1, 2010	Adjustments		As Adjusted 52 Weeks Ended January 1, 2010**	ASU Nos. 2009- 16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 52 Weeks Ended January 1, 2010**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base fees revenue	$47	$—	$—	$47	$—	$47
Sales and services revenue
Development	626	4	—	630	23	653
Services	330	—	—	330	—	330
Financing revenue
Interest income - non-securitized notes	46	—	—	46	—	46
Interest income - securitized notes	—	—	—	—	158	158
Other financing revenue	84	20	—	104	(79)	25

Total financing revenue	130	20	—	150	79	229
Other revenue	37	—	—	37	(1)	36

Total sales and services revenue	1,123	24	—	1,147	101	1,248
Cost reimbursements	269	—	—	269	—	269

Segment revenues	$1,439	$24	$—	$1,463	$101	$1,564

Segment Results
Base fees revenue	$47	$—	$—	$47	$—	$47
Timeshare sales and services, net	83	23	—	106	76	182
Timeshare strategy - impairment charges	(614)	—	614	—	—	—
Restructuring costs	(45)	45	—	—	—	—
General, administrative and other expense	(80)	7	—	(73)	—	(73)
Gains and other income	2	—	—	2	—	2
Joint venture equity earnings	(12)	6	—	(6)	—	(6)
Interest expense	—	—	—	—	(77)	(77)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	11	—	—	11	—	11

Segment results	$(679)	$81	$685	$87	$(1)	$86

Contract Sales
Company:
Timeshare	$685	$—	$—	$685	$—	$685
Fractional	28	4	—	32	—	32
Residential	8	4	—	12	—	12

Total company	721	8	—	729	—	729
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(21)	40	—	19	—	19
Residential	(35)	35	—	—	—	—

Total joint ventures	(56)	75	—	19	—	19

Total contract sales, including joint ventures	$665	$83	$—	$748	$—	$748

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$37	$—	$—	$37	$(37)	$—

**	Denotes non-GAAP financial measures. Please see pages A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses. Management evaluates non-GAAP measures that exclude the impact of Timeshare strategy - impairment charges incurred in the 2009 third quarter, restructuring costs and other charges incurred in the 2009 first quarter through the 2009 fourth quarter, and certain tax expenses incurred in the 2009 first quarter, because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

Timeshare Strategy - Impairment Charges. In response to the difficult business conditions that the Timeshare segment’s timeshare, luxury residential, and luxury fractional real estate development businesses continued to experience, we evaluated our entire Timeshare portfolio in the 2009 third quarter. In order to adjust the business strategy to reflect current market conditions at that time, on September 22, 2009, we approved plans for our Timeshare segment to take the following actions: (1) for our luxury residential projects, reduce prices, convert certain proposed projects to other uses, sell some undeveloped land, and not pursue further Marriott-funded residential development projects; (2) reduce prices for existing luxury fractional units; (3) continue short-term promotions for our U.S. timeshare business and defer the introduction of new projects and development phases; and (4) for our European timeshare and fractional resorts, continue promotional pricing and marketing incentives and not pursue further development. As a result of these decisions, we recorded third quarter 2009 pretax charges totaling $752 million in our Consolidated Statements of Income ($502 million after-tax), including $614 million of pretax charges impacting operating income under the “Timeshare strategy-impairment charges” caption, and $138 million of pretax charges impacting non-operating income under the “Timeshare strategy-impairment charges (non-operating)” caption.

Restructuring Costs and Other Charges. During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures, beginning in the fourth quarter of 2008 and which continued in 2009, and resulted in first quarter 2009 restructuring costs of $2 million, second quarter 2009 restructuring costs of $33 million, third quarter 2009 restructuring costs of $9 million, and 2009 fourth quarter restructuring costs of $7 million that were directly related to the downturn. We also incurred other first quarter 2009, second quarter 2009 and fourth quarter 2009 charges totaling $127 million, $24 million, and $12 million respectively, as well as $1 million in net other credits in the 2009 third quarter, that were directly related to the downturn, including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests.

Certain Tax Expenses. Certain tax expenses included $26 million in the 2009 first quarter of non-cash charges primarily related to the treatment of funds received from certain foreign subsidiaries, an issue we are contesting with the Internal Revenue Service (“IRS”).

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. Management also evaluates adjusted EBITDA which excludes: (1) Timeshare strategy - impairment charges of $752 million incurred in the 2009 third quarter; (2) the 2009 fourth quarter restructuring costs and other charges totaling $19 million; (3) the 2009 third quarter restructuring costs and other charges totaling $8 million; (4) the 2009 second quarter restructuring costs and other charges totaling $57 million; and (5) the 2009 first quarter restructuring costs and other charges totaling $129 million. Management excludes the restructuring costs and other charges incurred in the 2009 first through fourth quarters and the Timeshare strategy-impairment charges recorded in the 2009 third quarter for the reasons noted above under “Measures That Exclude Certain Charges, Costs, and Other Expenses.”

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

(cont.)

Adjusted Measures that Exclude the Impact of New Accounting Standards or Reflect Their Early Adoption. As of the first day of fiscal year 2010, we adopted Accounting Standards Update (“ASU”) No. 2009-16 “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets” (formerly known as FAS No. 166, “Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140”) and ASU No. 2009-17 “Consolidations (Topic 810); Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (formerly known as FAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which required consolidating previously securitized pools of Timeshare notes and impacts the ongoing accounting for those notes. Management evaluates non-GAAP measures that exclude the impact of these standards in the current year or include the impact of these standards as if we had adopted them early in order to better perform year-over-year comparisons on a comparable basis.